EXHIBIT 21.1




 SUBSIDIARIES OF THE SMITHFIELD COMPANIES, INC.


                                                          STATE OF
             NAME                                      INCORPORATION

The Smithfield Ham and Products., Inc. . . . . . . . . . .  Virginia

Bunker Hill Packing Corporation  . . . . . . . . . . . . .  Virginia

Pruden Packing Co., Inc. . . . . . . . . . . . . . . . . .  Virginia

Williamsburg Foods, Inc. . . . . . . . . . . . . . . . . .  Virginia

The Peanut Shop, Inc.. . . . . . . . . . . . . . . . . . .  Virginia

Louisiana General Store, Inc.. . . . . . . . . . . . . . .  Virginia